                                                                   EXHIBIT 10.12

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           CHANGE OF CONTROL AMENDMENT

     On July 28, 2008, the Cambrex Board of Directors, on the recommendation of its Compensation Committee, amended the Company's Supplemental Executive Retirement Plan ("SERP") to provide that on a change of control of the Company the SERP participants then outstanding account balances shall be paid out in full immediately.

A change of control of the Company is defined as:

- (i) the acquisition by one person or a group of persons of 15% or more of the Company's outstanding common stock or combined voting power;

- (ii) a change in a majority of the incumbent Board of Directors unless approved by the incumbent Board of Directors;

- (iii) a transaction which results in the stockholders of the Company immediately before the transaction not owning at least 50% of the Company's common stock following the transaction;

- (iv) the sale of all or substantially all of the assets of the Company; or

- (v) any other event or series of events determined by the Board of Directors to constitute a change of control.